UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2018

InterCloud Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street, Suite 102 Shrewsbury, NJ		07702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	561-988-1988

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

A creditor (“Creditor”) of InterCloud Systems, Inc. (the “Company”) purchased the right to collect the balance of an unpaid judgment against the Company by White Winston Select Asset Funds, LLC (“White Winston”) pursuant to a receivable purchase agreement. The amount currently owed to the Creditor is $849,238.39, plus interest, fees, costs and expenses. The Company entered into a Stipulation for Settlement of Claims (the “Settlement”) with the Creditor to settle the judgment claim in exchange for the issuance to Creditor of shares of common stock of the Company ("Common Stock"). The settlement was court approved under 25017(f)(3) of the California Corporations Code and Section 3(a)(10) of the Securities Act of 1933, as amended ("Securities Act"). In full and final settlement of the claim, the Company will issue and deliver to the Creditor 39,121,707 shares of Common Stock ("Initial Issuance"), subject to the subsequent adjustments as set forth in the Settlement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Order Approving Stipulation for Settlement of Claims

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

August 3, 2018	By:	/s/ Daniel Sullivan
	Name: Title:	Daniel Sullivan Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Order Approving Stipulation for Settlement of Claims

3